EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2003, which appears on page F-2 of Empire Financial Holding Company's Annual Report on Form 10-K for the year ended December 31, 2002.

SWEENEY, GATES & CO.

/s/ Sweeney, Gates & Co.

Ft. Lauderdale, Florida
September 8, 2003